UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12

Invacare Corporation

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
For
THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 16, 2019

This supplement to proxy statement (this “Supplement”), dated May 9, 2019, supplements the definitive proxy statement (the “Proxy Statement”) filed by Invacare Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2019 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled to be held at the Company’s Headquarters, One Invacare Way, Elyria, Ohio on Thursday, May 16, 2019, at 10:00 A.M. EDT. This Supplement is being filed with the SEC and made available to shareholders on or about May 9, 2019. Holders of the Company’s common shares and Class B common shares of record as of the close of business on Friday, March 22, 2019 are entitled to vote at the Annual Meeting.

The Company mailed the Proxy Statement to shareholders on or about April 12, 2019. Subsequent to that date, the New York Stock Exchange notified the Company that it determined that Proposal 4 in the Proxy Statement, regarding the approval and adoption of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the authorized common shares, is a discretionary or “routine” matter under New York Stock Exchange rules. The Proxy Statement previously advised shareholders that Proposal 4 is a non-discretionary or non-routine matter. Brokerage firms have the authority under New York Stock Exchange rules to vote shares on certain routine matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs.

This Supplement is being furnished to shareholders to clarify that Proposal 4 is a routine matter and thus brokers will have the authority under New York Stock Exchange rules to vote shares on Proposal 4 when their customers do not provide voting instructions. Accordingly, broker non-votes will not occur with respect to Proposal 4. Abstentions on Proposal 4 will not be voted for or against the proposal, and will have the same effect as a vote “against” the proposal. Accordingly, Proposal 4 related to the approval and adoption of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the authorized common shares and Proposal 5 related to the ratification of the appointment of the Company’s independent registered accounting firm are routine matters, but the other proposals in the Proxy Statement are non-routine matters. If you hold your shares through a broker or nominee, please be sure to give specific voting instructions to your broker or nominee so that your vote can be counted.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. To the extent that information in the Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement applies. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

Voting Matters

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Properly signed proxies and voting instruction cards already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy or voting instruction card or submitted your voting instructions, please complete the card or submit instructions, taking into account this Supplement. Important information regarding how to vote your shares, change your previously cast vote, and revoke proxies already submitted is available in the Proxy Statement.

By Order of the Board of Directors,
Anthony C. LaPlaca
Secretary

May 9, 2019